UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Post-Effective Amendment No. 1 to Registration Statement No. 333-291483
Post-Effective Amendment No. 1 to Registration Statement No. 333-292116

UNDER THE SECURITIES ACT OF 1933

VICARIOUS SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-2678169
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

78 Fourth Avenue

Waltham, Massachusetts 02451

(Address including zip code of principal executive offices)

Stephen From
Chief Executive Officer

78 Fourth Avenue

Waltham, Massachusetts 02451

(617) 868-1700

(Named address of and telephone number including area code of agent for service)

Approximate date of commencement of proposed sale to the public. This post-effective amendment withdraws from registration all securities that remain unsold under Registration Statement Nos. 333-291483 and 333-292116.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 41 5 under the Securities Act of 1933 and other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 41 3 (b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 1 2b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(8) of Securities Act. ☐

EXPLANATORY NOTE

On March 19, 2026, Vicarious Surgical, Inc. (the “Company”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) in connection with the delisting of its shares of class A common stock, par value $ 0.0001 per share (the “Common Stock”), from the New York Stock Exchange, LLC (the “Delisting”). On July 21, 2026 , at the Company’s Special Meeting of Stockholders, the Company’s stockholders approved the transfer of all or substantially all of the Company’s assets through an assignment for the benefit of creditors (the “Assignment”) if the Company’s Board of Directors (the “Board”) deemed such transfer to be in the best interests of the Company, which Assignment the Board approved on July 21, 2026. In connection with the foregoing and the undertakings in the Registration Statements (as defined below), the Company is hereby filing this Post-Effective Amendment to each of the Company’s registration statements on Form S-3 (Registration Nos. 333-291483 and 333-292116) (collectively, the “Registration Statements”) to terminate the effectiveness of each such Registration Statement and to remove from registration all of the Company’s securities that remain unsold under each such Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 , as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S -3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on July 21, 2026.

VICARIOUS SURGICAL, INC.

By:	/s/ Stephen From
Stephen From
Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.

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